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                                                                    Exhibit 23.1

                       [LETTERHEAD OF COOPERS & LYBRAND]



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in this Registration Statement of CalMat Co. on Form S-8 of our report dated February 28, 1997, on our audits of the consolidated financial statements and the financial statement schedule of CalMat Co. and subsidiaries as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994, which report is included in the Annual Report on Form 10-K (File No. 0-1162).



Coopers & Lybrand L.L.P.              /s/ COOPERS & LYBRAND L.L.P.


Los Angeles, California
May 27, 1997